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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 15, 2001
(Date of earliest event reported)

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
(Exact name of registrant as specified in its charter)

Washington	000-13468	91-1069248
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)
1015 Third Avenue, 12th Floor, Seattle, Washington (Address of principal executive offices)		98104 (Zip Code)

(206) 674-3400
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 9.  Regulation FD Disclosure.

    The following information is included in this document as a result of Expeditors' policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on April 17, 2001.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS UNDER SECURITIES LITIGATION REFORM ACT OF 1995; CERTAIN CAUTIONARY STATEMENTS

    Certain portions of this document including the answers to questions 1, 2, 5, 7, 8, 9, 12, 14, 17 and 18, contain forward-looking statements which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual future results and trends may differ materially from historical results or those projected in any forward-looking statements depending on a variety of factors including, but not limited to, changes in customer demand for Expeditors' services caused by a general economic slow-down, inventory build-up, decreased consumer confidence, volatility in equity markets, energy prices, political changes, or the unpredictable acts of competitors.

SELECTED INQUIRIES RECEIVED THROUGH MARCH 15, 2001

    1.  Why did several top members of management sell such large portions of their stock holdings? What are their future plans for selling shares? How would you respond to investor concerns that insider selling could imply that the weak economy is beginning to hurt your business?

    This is the third draft of our response to this question. The first version handled the question by observing that each transaction was basically an individual decision. As such, we noted that the question was inappropriately addressed to the company. True as this is, we did not want to set a precedent and hereafter be confined to answering only "appropriate" questions.

    The second draft moved away from "it is none of your business" to the opposite extreme. We were consumed with individual detail and technical explanations. The point was to guide the reader to the conclusion that there was no way to predict the future of Expeditors from the actions of a few executives. This is also a true statement, but it had a defensive tone and was replete with information that frankly was nobody's business. Even ours.

    So this is draft three and hopefully it is pretty much consistent with our culture and how we run our business. These transactions were primarily related to exercises of stock options that had been granted ten years ago and were about to expire. If the options are not exercised, they become worthless as of the date they expire. To let this happen would be insane. We are pleased to report that, to this point, no employee, senior management or otherwise, has failed this annual test of fiscal sanity.

    So what more can the investor or potential investor glean from these transactions? Not much. Do any of these sales reflect an informed opinion that early 2001 was as good it will ever get? To the best of our knowledge, nobody here claims to understand what makes our stock price move. We just know that for every sale of stock there has also been a purchase and, to this point, the buyers have probably done much better. On the inside, nobody brags about selling the stock.

    To repeat, nobody here lets an "in the money option" expire. However, the exercise of a stock option requires that an employee pay the exercise price to the company and then there are the payroll and income taxes that must be taken into account. These items can account for 50% and more of the total option grant. While it is possible to handle these obligations from savings, most employees who are exercising options that are about to expire will sell shares, either at the time of exercise or at a later date to cover these costs. The real decision each individual faces is "How many should I sell?" This is a personal decision that is predicated on tax issues, personal concerns, and a host of other issues that we know is really not your business. This may be one example of a successful "Don't Ask, Don't Tell" policy.

    Frankly, we only need to discuss this issue only because the government mandates disclosure. The forms disclosing the transactions do not require that a personal narrative disclosing the motive for the transaction be attached. Nor is there a box that asks "did you enter into this transaction while in possession of material inside information? If yes, please explain in detail so that your criminal prosecution may be efficiently handled."

    The portion of the question that asks about "such large portions of their stock holdings" is subjective and perhaps misleading. For directors and named executive officers, there is enough information set forth in an annual proxy statement to allow a concerned reader to draw a conclusion about the "substantiality" of any transaction. While conventional wisdom may counsel diversification in asset allocation, careful study of the public record shows that this is another area where senior management is marching to the beat of a different drummer.

    We do not have a rule that requires any specific share ownership for executives. But to the best of our knowledge, nobody in a senior management position at Expeditors has ever bought or sold stock based upon knowledge of future prospects for the company or the global economy. That may sound naïve, but that's true. We're freight forwarders, not investment experts. We might as well take this opportunity to repeat that we don't do forecasts either.

    In response to the last two parts of the question, we don't worry about what other people think. So we don't ask.

    So this was draft three. The point here is for those people trying to infer that first quarter stock option exercises by some members of senior management somehow are the manifestation of some deep-seated and subliminal belief of the collective "inner child" that it is time to sell. In answer, we offer a paraphrase. As Sigmund Freud would have said if he had to answer investor questions: "sometimes a stock option exercise is only a stock option exercise."

    2.  What would be the impact of potential airline strikes on your ability to find capacity and the cost of capacity? What contingency plans do you have if one or more of the airlines strike?

    The first law of thermodynamics states that energy can neither be created nor destroyed, merely transformed. This question brings to mind the freight corollary to this law. The first law of freight dynamics states in part that freight is neither created nor destroyed by interruptions in the availability of underlying assets used to move the freight—it merely moves later or on another carrier.

    Strikes are not something that we plan for. You never want to see the hardship that comes to individuals and companies from a labor disruption. If a carrier should experience a strike, we believe that we will do as well as anybody else.

    3.  Does China fall in your far east or middle east markets and approximately how much of the net revenue from that region does China represent?

    The People's Republic of China (the "PRC") is in our far east region. The PRC currently accounts for about 10 and 15% of the gross revenue for the far east region.

    4.  What airline provides you the most lift out of China?

    We use a multitude of carriers out of the PRC. China Airlines, China Eastern and China Southern, all flag carriers, provide a significant portion of the lift needed. Northwest Airlines also provides significant capacity from key locations in the PRC.

    5.  With regard to your industry exposure, as a percent of net revenues is it fair to estimate that about 26% is in the technology sector, 34% is retail, 21% is industrial/manufacturing and 19% is other. Can you provide some guidance?

    We responded to a similar question in our December 18, 2000 Form 8-K. You have changed the captions somewhat, we liked ours better, but the numbers still look OK to us and we see no reason to provide any additional guidance.

    6.  In the technology sector, how much of what you ship goes directly to XXXXX [the end user] versus XXXXXX [a contract manufacturer], who may be assembling for [the end user] or someone else?

    This is a kind of fragmented question; editing it did not help. If we answer what was asked, we suspect that it won't answer your question and after the names were removed we are not sure anybody else actually cares. We don't directly track these kind of statistics, so the only estimates that we could make would be just a guess. We are comfortable guessing, so we will say about 20-30%. Hope this helps.

    7.  Given the weak growth and expectation for continued weakness of revenues at a large technology customer (XXXXX), are you able to provide any detail as to what proportion of overall Expeditors gross and net revenue this customer (or the sector to which it belongs) represents?

    We have never given out individual customer statistics. We always said that no one individual customer is more than 5% of gross revenue or 4% of net revenue. That is still true. Your question related to a technology customer and we have disclosed "technology" as a sector in previous filings and elsewhere in this effort.

    This question is a good example of why our policy requires that questions be submitted in writing. An impromptu oral answer to this kind of question is what conference calls are all about.

    8.  Can you provide a sense of how year-over-year gross revenue growth is tracking so far in the first quarter of 2001?

    We don't typically look at gross revenue numbers until the end of the quarter. However, with all the doom and gloom being spewed forth by pundits who pretend to be able to see the future and the transportation companies giving downward guidance in press releases, we thought it might be worth a peek.

    Gross revenue, for the first two months of 2001, compared with January and February of 2000, shows a top line growth rate of around 20%. This is not something we track on a monthly basis, but since we took a look we thought we would share the information. If this is important to the investment community, then, here it is. We are not sure you will see it again.

    9.  What do you consider to be the largest obstacles standing in the way of Expeditors' continued success in terms of producing continued 25%-30% type EPS growth? What are the new types of challenges facing the company that may have not been an issue previously?

    We have never targeted 25-30% EPS growth as a goal. We have consistently said that we look to grow this business between 15-20% each year.

    If you do the math related to compounding, a 15% growth rate means that you double the size of the business every 4.8 years and at 20%, you double every 3.6 years. That kind of growth is manageable and we feel sustainable based on the historical merits of our business model.

    While it is true that we have grown significantly faster than 15-20% in recent history, we tend to look at anything over 20% as icing on the cake rather than a new point of reference.

    As far as new challenges—we are much more concerned about our ability to execute on the usual challenges: finding freight and moving it profitably. We also look to be innovative in response to customer needs and to leverage our information systems and other intellectual property assets to refine process and satisfy customer needs. We don't really see new challenges. The challenges in this business are remarkably unchanged from the days of the camel caravans. Even then, being non-asset based really mattered. We see the task as reacting to old challenges in new ways. We've always taken pride in doing just that.

    10.  For how much of Expeditors' existing customs brokerage business do you also provide transportation services?

    On a global basis, management estimates that Expeditors clears approximately 70% of the freight that we "carry". We also estimate that this figure rises to approximately 75% when you consider just the imports into the U.S.

    11.  What proportion of Expeditors' airfreight volume/net revenue is supported by your top 20 airline providers? Top 50?

    We estimate that between 70 and 75% of our total airfreight volume is carried by a select group of 16 carriers. In each case, we have some kind of global or regional agreement. Approximately 90% of our freight is carried by the top 50 carriers.

    12.  How were revenue and expense trends relative to expectations for February 2001? What percentage of revenue and operating income for the full quarter are earned in the months of January and February?

    We were very satisfied with the results for the first two months of 2001 from a gross revenue, net revenue and operating income perspective. Internally, we do not use the word "slow-down" much less consider using words that begin with the letter "R".

    Looking backward, the first two months of the first quarter represent approximately 60% of the activity for the quarter.

    13.  How is Expeditors performing in the South Pacific region? Market share wise and profitability wise? Are there any plans for expansion.

    Our South Pacific operations are doing well. We don't have actual market share figures, but we do disclose our operating income and net revenue figures in the quarterly and annual filings.

    14.  Do you see any material changes in market share as a result of recent merger and acquisition activity?

    Merger and acquisition activity has historically been inconsistent with customer stability. To this point, we have not seen a merger that caused our customers to flock to uncertainty and we can say that we have never seen a merger that we did not benefit from.

    15.  Emery Worldwide recorded a X.X% volume gain year-over-year in the fourth quarter of 2000 and now expects volumes to be XXXX in the first quarter of 2001. Are they a larger or smaller competitor to you if at all?

    It depends. They are a large competitor on some lanes and with some customers and they are a smaller competitor on other lanes and with other customers. We don't tend to categorize our competitors and we really don't look to their announcements to measure our business.

    Anyone with a customer with freight that we can move profitably is a competitor. If Mom were to control freight that we thought that we could profitably service, dear old Mom, as fond as we are of her, would find her customer on our target list. If we gave her any additional thought at all, we would see her as a competitor. It would make for a tough Thanksgiving dinner, but then again, Thanksgiving is just a day in November compared to profitable freight.

    16.  What percent of your airfreight forwarding business is now being done with commercial carriers versus planes solely dedicated to freight and has that ratio changed in the past couple of quarters? Finally, is there a pattern of this occurring as we see global trade growth slow?

    All the airlines that move our freight are commercial carriers. We believe the thrust of the question is really how much of Expeditors' cargo is carried on dedicated cargo freighters versus purchased as belly-space on scheduled passenger flights. We estimate that slightly better than half of our freight (between 55-60%) moves via freighters.

    We haven't really identified any pattern. In general, the status of the growth in global trade does not have much to do with how we allocate our freight among our carrier partners. Other than "upper deck cargo" which is too big to go anywhere else, other dynamics drive carrier choice in passenger vs. all freight planes.

    17.  Are you seeing rate reductions in the ocean market? If so, can you discuss specific trade lanes. Is it fair to expect a solid improvement in net revenue margin on the ocean business?

    Seasonally, rates are softer in ocean markets during the first quarter and we have seen some of that seasonal softness. This is to be expected. Far from being fair, it is not even reasonable nor prudent to expect an improvement in the ocean net revenue margin. We look to increased profitability by adding market share rather than expanding margins on existing accounts.

    18.  One of your competitors recently announced a "furlough program" and all salaried employees are required to take a weeks unpaid leave in order to offset the effects of a slower than expected first quarter. Wouldn't Expeditors have these same issues? If so, would the salaried employees at Expeditors also consider making an investment similar to the investment made by the salaried employees at XXXXX.

    We look at the meaning of investments in a different way. A fundamental principal of business, any business, is that you must maintain the value of your investment in operating assets. While it is tempting in the short run to postpone maintenance and defer routine repairs, it is a bad policy to allow short-term pressures to interfere with long-term and deeply-held principals. In a service business, the primary operating assets are people, not rolling stock.

    Asset based companies that can't fill the truck or the plane perhaps are accustomed to parking them for a day or two. While you still have to pay the banker or the leasing company, you can avoid the day-to-day fuel expense and other operating costs, and you can still maintain the value of the investment over the short-term.

    If your business depends upon your people, you can't profitably react in the same way. Call it a furlough, you are really trying to park the people. The difference is that a truck can't interview for a new driver when it is not employed. When you "park" people in an attempt to meet short-term profitability expectations, you're, in effect, giving people a pay cut.

    Once you start making the quarter on the backs of the employees, how can you stop? More importantly, how can you convince those that return that it will never happen again? Where do you go when you need more than you can wring from a "furlough program". Could they ask for kidney donations expecting people to hand over the proceeds to the company? How can anybody view this as pro-active?

    It will be argued that a furlough program is better than the alternatives. We do not agree. From the outside looking in, it seems to be a callous attempt to hold staff in anticipation of bids to come. Is it better to cut off a toe than to amputate an entire leg? Perhaps, but what if all you needed was to change your socks? The long-term costs of this experiment are yet to be seen, but we assert that the pain will not soon be forgotten and this is a business where success comes from morale and esprit de corps.

    From a management perspective, we are much more concerned with preserving the morale and esprit de corps of the employees than "the street". We would much rather have to admit to Wall Street that we just did not get it done than to react by punishing the folks that gave their all trying to make it happen. Shareholders are important, but they can come and go based upon forces out of our control. We select the employees and we honor the commitments we make to them. We would never ask our people to make this kind of an "investment" in Expeditors. We'd much rather see them profitably working for the customers and making any other investment in Expeditors via the employee stock purchase plan.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
March 15, 2001	By:	/s/ PETER J. ROSE Peter J. Rose, Chairman and Chief Executive Officer
March 15, 2001	By:	/s/ R. JORDAN GATES R. Jordan Gates, Executive Vice President- Chief Financial Officer and Treasurer

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SELECTED INQUIRIES RECEIVED THROUGH MARCH 15, 2001
SIGNATURES